Exhibit (24)

WACHOVIA PREFERRED FUNDING CORP.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA PREFERRED FUNDING CORP. (the “Corporation”) hereby constitute and appoint Mark C. Treanor, Ross E. Jeffries, Jr. and Anthony R. Augliera, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission, and to sign any and all amendments to such Annual Report.

Signature	Capacity

/S/ G. KENNEDY THOMPSON G. Kennedy Thompson	President, Chief Executive Officer and Director

/S/ THOMAS J. WURTZ Thomas J. Wurtz	Senior Executive Vice President and Chief Financial Officer

/S/ DAVID M. JULIAN David M. Julian	Executive Vice President and Corporate Controller (Principal Accounting Officer)

/S/ JAMES E. ALWARD James E. Alward	Director

/S/ JOEL J. GRIFFIN Joel J. Griffin	Director

/S/ CHARLES F. JONES Charles F. Jones	Director

March 22, 2006

Charlotte, North Carolina